EXHIBIT 10.4
FIRST AMENDMENT TO THE
TRW AUTOMOTIVE DEFERRED COMPENSATION PLAN
          TRW Automotive U.S. LLC (the “Company”) hereby adopts this First Amendment to the TRW Automotive Deferred Compensation Plan (Effective as of February 28, 2003) (the “Plan”), effective as of the dates set forth herein.
RECITALS
A. The Company adopted and maintains the Plan for the benefit of certain of its eligible employees and retirees.
B. The Company desires to modify the election rules and procedures under the Plan to comply with the American Jobs Creation Act of 2004, effective as of January 1, 2005.
C. The Company desires to amend the Plan to change the default investment election under the Plan from the Applicable Federal Long Term Rate to the Fidelity Managed Income Portfolio, effective as of July 1, 2004.
D. The Company desires to amend the Plan to reflect the appointment of Fidelity Investments as the new recordkeeper for the Plan, effective as of July 1, 2004.
NOW, THEREFORE, the Plan is hereby amended as follows:
1.	Section 1.17 is amended to include the following sentence at the end thereof:

Notwithstanding anything to the contrary herein, effective January 1, 2005, a participant shall be deemed to have a “Financial Hardship”, if he experiences an “unforeseeable emergency”, as defined by Section 409A of the Code and regulations promulgated thereunder.

2.	Section 1.20 is amended to include the following sentence at the end thereof:

Effective January 1, 2005, the applicable long-term federal rate generally is not available as an investment option under the Plan.

3.	Effective as of July 1, 2004, Section 3.1(b)(iii) is hereby amended in it’s entirety to read as follows:

(iii) the Investment Fund Returns and/or Interest Rate to be credited to the Participant’s entire Sub-Account applicable to the payout year, or, if the deferred amount is to be paid out following retirement, the entire Retirement Payment Sub-Account (if the Eligible Employee does not specify such matters, 100% of the amount deferred for such fiscal year and all amounts in the applicable Sub-Account with the same payout year, or the Retirement Payment Sub-Account, as the case may be, shall be invested in the Fidelity Managed Income Portfolio or such other investment fund as the Investment Committee of the Company shall specify from time to time).
4.	Effective as of January 1, 2005, Section 3.1(c) is hereby amended by replacing the date “September 30” with the date “July 1” where it appears therein.

5.	Effective as of January 1, 2005, Section 3.3(a) is hereby amended by replacing the date “October 1” with the date “July 1” where it appears in the first sentence thereof and by replacing the date “February 1” with the date “July 1” where it appears in the last sentence thereof.

6.	Section 4.5 is hereby amended by adding the phrase “to the extent approved by the Committee for any year” at the end of the sentence “For new allocations of Deferred Compensation deferred to a Participant’s Account in the month of February, Investment Fund Returns and Interest will be credited retroactive to February 1” where it appears therein.

7.	Section 5.1 is hereby amended, effective January 1, 2005, to add the following new subsections (i) and (j) to the end thereof:
(i) Notwithstanding anything to the contrary herein, to the extent required by the American Jobs Creation Act of 2004 and Code Section 409A with respect of amounts earned or vested under the Plan in any plan year beginning on or after January 1, 2005, a participant must elect the form in which such amounts shall be paid upon retirement in the year immediately preceding the plan year in which services are performed. Except as otherwise provided in applicable Treasury Regulations, any such election shall be irrevocable. If the Participant fails to make an election under this subsection (i), payment shall be made in the form of a single sum.
(j) Notwithstanding anything to the contrary herein, to the extent required by the American Jobs Creation Act of 2004 and Code Section 409A, distribution to a participant who is a “key employee” must be delayed at least 6 months after the last day worked.

8.	Section 5.4 is hereby amended, effective January 1, 2005, to add the following new sentence to the end thereof:

Provided, however, that to the extent required by the American Jobs Creation Act of 2004 and Code Section 409A, distribution to a participant who is a “key employee” must be delayed at least 6 months after the last day worked.

9.	Effective as of July 1, 2004, the Plan is hereby amended by replacing all references to Putnam Fiduciary Trust Company or Putnam with references to Fidelity Investments or Fidelity.
EXECUTED this 18th day of November, 2004.

TRW Automotive U.S. LLC
By:	/s/ David L. Bialosky